Exhibit 10.38

REDACTED
Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

CureVac AG • Friedrich-Miescher-Straße 15, 72076 • Tübingen • Germany

To:

Bill & Melinda Gates Foundation ("BMGF")
Attn:Carolyn Ainslie, Chief Financial Officer GSK
Biologicals SA a Belgian corporation with offices at Rue
de I'Institut 89, 1330 Rixensart ("GSK"), t/t/a Roger
Connor, President of Vaccines

CureVac AG Dr. Franz-Werner Haas Acting CEO T +49 7071 9883-1234 franz-werner.haas@curevac.com Page 1 July 15, 2020

Dear Carolyn,

Dear Roger,

Letter agreement regarding the alignment between the Global Access Commitments Agreement between CureVac and BMGF and the collaboration and license agreement between CureVac and GSK in the field of mRNA-based vaccines and monoclonal antibody therapies against infectious diseases.

I am writing to you on behalf of CureVac AG, a German corporation with offices at Friedrich-Miescher-Str 15, 72076 Tübingen, ("CureVac") to confirm the agreement between our respective organisations regarding the alignment of, on the one hand, the Global Access Commitments Agreement dated 13 February 2015 between CureVac and BMGF ("Global Access Commitments Agreement"), as well as the grant agreements and other agreements between CureVac and BMGF listed in Appendix A regarding the initiation and conduct of development programs for vaccines and medicines based on CureVac's mRNA technology platform against a number of infectious diseases, referred to in the Global Access Commitments Agreement as "Target Diseases and Conditions" (the Global Access Commitments Agreement and agreements listed in Appendix A, being referred to as the "BMGF Agreements"), and on the other hand, the Collaboration and License Agreement dated as of the date of this letter agreement between GSK and CureVac for a mutually exclusive partnership for the development of vaccines and/or monoclonal antibodies based on CureVac's mRNA technology platform, targeting infectious disease pathogens (the "CLA").

Effective on the execution of the CLA and closing of the equity investment contemplated in the CLA (Effective Date"), CureVac, GSK and BMGF hereby agree as follows:

1.	Subject to the other terms of this agreement, BMGF hereby releases CureVac of any and all Global Access Commitments (as defined in the BMGF Agreements on the Effective Date) for the following vaccines and other medicines developed or to be developed under the CLA:

(a)	Any vaccine based on CureVac's mRNA technology platform for the prophylaxis or treatment of [*****] virus infections in humans ("[*****] Vaccines"), which may include, without limitation:

i)	an [*****] vaccine based on CureVac's mRNA technology platform that is expected to [*****] ("[*****] Vaccine"),

CureVac AG Friedrich-Miescher-Straße 15 72076 Tübingen P 07071 98830 info@curevac.com www.curevac.com	Management Board Dr. Ingmar Hoerr (Chairman), Dr. Franz-Werner Haas, Dr. Mariola Fotin-Mleczek, Dr. Florian von der Mülbe, Pierre Kemula Chairman of the Supervisory Board Jean Stephenne	Registered Seat Local Court Stuttgart HRB 754041 Tax No. 86111/81703 VAT-ID: DE 221 393 632	Bank Details Kreissparkasse Tübingen Bank Code: 641 500 20 Account: 122 885 IBAN: DE68 6415 0020 0000 1228 85 SWIFT-BIC SOLA DE S1 TUB

ii)	an [*****] vaccine based on CureVac's mRNA technology platform offering broad protection [*****] ("[*****] Vaccine"), and
iii)	an influenza vaccine based on CureVac's mRNA technology platform providing prophylaxis or treatment of a [*****] of [*****] virus infections in humans ("[*****] Vaccine").

(The [*****] Vaccines developed and/or commercialized under the CLA shall be referred to as the "GSK [*****] Vaccines.")

(b)	Any vaccine or other medicine based on CureVac's mRNA technology platform for the prophylaxis and/or treatment of a [*****] virus infection.

(c)	Any vaccine or other medicine based on CureVac's mRNA technology platform for the prophylaxis and/or treatment of a human [*****] infection.

(the vaccines and medicines referred to in items (a) to (c) inclusive shall jointly be referred to as the "CLA Products").

2.	The release set forth in Section 1 above shall remain in effect with respect to a CLA Product for as long as a vaccine or medicine of that nature is in development or being commercialized under the CLA. For clarity, the release in Section 1 above shall terminate as to any vaccine or medicine for which GSK has terminated the development or commercialisation in accordance with the CLA.

3.	Notwithstanding Section 1 above, GSK acknowledges and agrees that BMGF has certain rights under the Global Access Commitments Agreement to require CureVac to initiate and/or continue Projects (as defined in the Global Access Commitments Agreement or any other BMGF Agreements on the Effective Date), including, without limitation, for (i) a [*****] Vaccine intended to substantially meet the interventional TPP in Appendix B, (ii) Projects initially aimed at a [*****] Vaccine that substantially meet the interventional TPP in Appendix B, (iii) Projects aimed at vaccines based on the concepts described in the Grant Agreement [*****] and/or (iv) Projects aimed at a [*****] Vaccine and/or [*****] Vaccine. Without limiting the foregoing, and for further clarity BMGF retains the right to continue work on the concept of [*****] that were demonstrated to be feasible because of the lack of antigen interference shown in [*****]. Nothing in this letter agreement relieves CureVac from its obligation to (i) engage in Projects as defined above recognizing that Projects may be initiated under new agreements or (ii) publish or otherwise disseminate data and results arising from activities under the Projects. The aforementioned [*****] Vaccines and any other [*****] vaccines developed as part of one or more Projects shall be referred to as the "BMGF [*****] Vaccines".

4.	Except as specifically defined otherwise in this agreement, and unless otherwise agreed by GSK, CureVac and BMGF in writing in accordance with this agreement, CureVac will conduct BMGF-funded Projects separately from and in parallel to any vaccine or other medicine development program conducted by CureVac and GSK under the CLA, and put in place adequate firewalling measures to ensure such separation.

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5.	Subject to the execution of an appropriate confidentiality agreement, BMGF, CureVac and GSK will as soon as reasonably possible following the Effective Date define a process to (i) exchange between them, at an agreed frequency, information regarding the status, progress and results of their respective efforts to develop [*****] Vaccines, including the sharing of development data for use in support of the development of the respective [*****] Vaccines, and (ii) discuss and agree upon the publication of information, results and development data relating to the respective [*****] Vaccines, in a manner that encourages the dissemination of scientific findings, so that CureVac and BMGF may timely publish Funded Developments (as defined in the BMGF Agreements on the Effective Date) in compliance with BMGF's Open Access Policy, while enabling the parties to preserve their intellectual property interests, and (iii) discuss in good faith the approach for other matters where (iv) decisions taken by BMGF alone or together with CureVac may materially adversely impact the development of GSK [*****] Vaccines or (y) decisions taken by GSK alone or together with CureVac may materially adversely impact the development of BMGF [*****] Vaccines.

6.	GSK acknowledges and agrees that the development by CureVac, its Affiliates or the Sublicensees (as defined in Section 7 below) of BMGF [*****] Vaccines or any other products under Projects (current or future), and the making available and accessible by CureVac or BMGF or any of their respective Affiliates or Sublicensees of such BMGF [*****] Vaccines or any other products under Projects for the benefit of people in Access Countries (as defined in the Global Access Commitments Agreement on the Effective Date) in accordance with the BMGF Agreements or subsequent agreements for Projects (including associated manufacturing, marketing, distribution and import and export activities) will not constitute a breach by CureVac of the exclusivity granted to GSK under the CLA. On the other hand BMGF acknowledges and accepts that CureVac is bound towards GSK to not market or commercialize, solely or with any other party, the BMGF [*****] Vaccines outside of Access Countries, nor to manufacture the BMGF [*****] Vaccines for the purpose of marketing or commercializing them outside of Access Countries, nor to license such activities to any other party.

7.	With regard to the BMGF [*****] Vaccines, GSK hereby grants to CureVac and BMGF for these products or product candidates at any stage of development the following licenses (provided that BMGF confirms that it will not be entitled to exercise the licenses unless and until the Global Access License (as defined in the Global Access Commitments Agreement on the Effective Date) is properly exercised:

(a)	a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license under the Licensed GSK IP for the sole purpose of researching and developing the BMGF [*****] Vaccines (including associated import and export) anywhere in the world; provided, that clinical studies conducted outside the Access Countries and interactions with regulatory authorities outside the Access Countries must be approved in advance and in writing by GSK, with this approval not to be unreasonably conditioned, withheld, or delayed; and

(b)	a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license under the Licensed GSK IP to manufacture or have manufactured the BMGF [*****] Vaccines (including associated import and export) anywhere in the world, for the sole purpose of supporting the making available and accessible of BMGF [*****] Vaccines for the benefit of people in Access Countries (as defined in the Global Access Commitments Agreement on the Effective Date) in accordance with the BMGF Agreements; and

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(c)	a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license under the Licensed GSK IP to market, distribute, offer for sale and/or sell BMGF [*****] Vaccines in Access Countries; and

CureVac may sublicense the rights granted under the aforementioned licenses as reasonably necessary to conduct Projects for BMGF [*****] Vaccines or satisfy its Global Access commitments for BMGF [*****] Vaccines.

BMGF may sublicense the rights granted under the aforementioned licenses in accordance with the tenns of the Global Access License set forth in the Global Access Commitments Agreement if such Global Access License is exercised. Where CureVac or BMGF subcontracts portions of the activities set forth in items (a) and (c) above to a third party, such subcontractor shall equally constitute a sublicensee. CureVac and BMGF shall remain liable to GSK for any act or omission of their respective sublicensees (whereby CureVac shall not be liable to GSK for any act or omission by BMGF and BMGF shall not be liable to GSK for any act or omission by CureVac).

Where as a result of the use or exploitation by CureVac or BMGF or their pennitted sublicensees of Licensed GSK IP through the development, manufacture or commercialisation of the BMGF [*****] Vaccines, GSK would owe a consideration to a third party licensor of a Patent or Know-How Controlled by GSK pursuant to a license held by GSK or its affiliates that is in addition to the consideration owed for the development, manufacture or commercialisation of GSK [*****] Vaccines or other GSK products licensed under such head license, GSK may restrict the scope of such head license to the GSK [*****] Vaccines unless GSK, CureVac and BMGF, acting reasonably and in good faith, have reached an agreement regarding the reimbursement of such additional consideration attributable to the development, manufacture or commercialization of the BMGF [*****] Vaccines (provided, that BMGF may elect in writing to forego such license, in which case, GSK may restrict such head license without engaging in such negotiation).

Consistent with the principles set forth in Section 6 and this Section 7, GSK grants CureVac an exception to the exclusivity of the license granted by CureVac to GSK under the Patents and Know-How Controlled by CureVac pursuant to the CLA, limited to the specific purpose of enabling CureVac to grant BMGF the Global Access License (as defined in the Global Access Commitments Agreement on the Effective Date) under those Patents and Know-How Controlled by CureVac with regard to the BMGF [*****] Vaccines.

For the purpose of this letter agreement, the following capitalized terms will have the following meanings:

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"Licensed GSK IP" shall mean the Patents and Know-How Controlled by GSK resulting from the development, manufacture or other exploitation of the GSK [*****] Vaccines in accordance with the CLA, excluding any GSK Background IP, whereby:

-	"Patents" shall mean any and all patents and patent applications, including provisional and non-provisional applications, reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, re-validations, patents of addition, supplementary protection certificates or the equivalents thereof, continuations, continuations-in-part and divisionals thereof and all foreign counterparts, and the like of any of the foregoing.

-	"Know-How" shall mean all technical, scientific and other information, inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, development data, results, non-clinical, clinical, safety, process and manufacturing and quality control data and information (including trial designs and protocols), and registration dossiers, in each case solely to the extent confidential and/or proprietary and in written, electronic or any other form now known or hereafter developed.

-	"Controlled" shall mean with respect to a Patent or item of Know-How, that a party or its affiliate owns or co-owns or has a license as of or after the Effective Date under such Patents or Know-How sufficient to grant the license in question, provided that any Patents and Know-How licensed by CureVac to GSK under the CLA will not constitute Patents and Know-How Controlled by GSK for the purpose of this letter agreement.

-	"GSK Background IP" means any Patents and Know-How Controlled by GSK at the Effective Date or generated or acquired by or on behalf of GSK thereafter outside of the scope of the CLA or this letter agreement.

8.	BMGF acknowledges and agrees that in consideration of the aforementioned access to information, development data and the aforementioned acknowledgements and agreements by GSK and the aforementioned licenses granted by GSK, CureVac shall remain released with regard to the CLA Products as set forth in Sections 1 and 2, notwithstanding the fact such products may benefit from, rely on or incorporate data, intellectual property or other elements that qualify as Funded Developments (as defined in the BMGF Agreements on the Effective Date). GSK acknowledges and agrees that in consideration of the aforementioned access to information, development data and the aforementioned acknowledgements and agreements by BMGF and the hereinafter licenses granted by CureVac, CureVac shall have the right under the licenses granted above to use any Licensed GSK IP and Patents and Know-How licensed by CureVac to GSK under the CLA in connection with any Project(s) relating to a BMGF [*****] Vaccine and that such Licensed GSK IP and Patents and Know-How may become incorporated in BMGF [*****] Vaccines or other Funded Developments related thereto. GSK confirms that it will disclose to CureVac during the term of the CLA any "Invention" which shall mean an invention or discovery, whether or not patentable, discovered, made, conceived and/or first reduced to practice during the term of the CLA by or on behalf GSK or Affiliates of GSK, alone or jointly with each other and/or any third party, which arise from the performance of activities under the CLA, including all related patents and patent applications, and will ensure that CureVac has access to all Know-How included in the Licensed GSK IP.

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9.	CureVac and BMGF acknowledge and agree that any Patents and Know-How resulting from the development of the BMGF [*****] Vaccines will be Controlled by CureVac and shall form part of the licensed CureVac Technology (as defined in the CLA on the Effective Date) at no additional cost or royalty to GSK.

10.	At the request of a party, the other parties will work in good faith to negotiate and enter into a collaboration or other arrangement by which the parties would combine development efforts for the [*****] Vaccine being developed by GSK and CureVac under the CLA with those for the [*****] Vaccine being developed or contemplated to be developed by CureVac under any BMGF agreement and/or a [*****] Vaccine that is likely to meet the TPP in Appendix B. These collaborations or other arrangements would be subject to global access obligations for Access Countries (as defined in the Global Access Commitments Agreement), including affordable pricing and volume commitments, that would be reflective of the relative financial and other contributions of the parties. No party is obligated to enter into such collaboration or other arrangement.

11.	Subject to the waivers, releases and licenses granted by GSK to CureVac under this letter agreement, CureVac confirms that it has and will retain sufficient rights and licenses under all intellectual property and intellectual property rights owned or controlled by CureVac either (a) on the Effective Date or (b) in the conduct of Projects funded by BMGF after the Effective Date, to satisfy the Global Access License and related requirements under the Global Access Agreement. Further, CureVac confirms that nothing in the CLA limits CureVac's ability to perform its obligations in the BMGF Agreements except as otherwise provided in this agreement.

12.	The agreement between CureVac, BMGF and GSK set forth in this letter shall be effective on the Effective Date and shall terminate upon the termination of the CLA. This agreement is void if the Effective Date does not occur on or before September 30, 2020.

13.	Without limiting CureVac's obligations under the BMGF Agreements, CureVac confirms that it will not use funding provided by BMGF to conduct activities under the CLA and not use funding provided by GSK to conduct activities under the BMGF Agreements.

14.	No party will issue any press releases or other public announcements regarding this agreement without the prior written approval of the other parties. No party will use the name or logo of the other party or its affiliates in any public or promotional materials (including printed materials, email signatures, business cards, client lists, letterhead and the like) without the prior written consent of that other party.

15.	Except as expressly agreed otherwise in this agreement, the BMGF Agreements remain in full force and effect in accordance with their respective terms.

No amendment to or modification of this agreement will be binding unless such amendment or modification is agreed to in writing and signed by a duly authorized representative of each of the other parties. Except as specifically provided for in this letter agreement, nothing in this letter agreement will amend either the CLA or BMGF Agreements.

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16.	This agreement will be construed and enforced in accordance with the laws of the state of New York without regard to its conflicts of laws to the contrary. This agreement may be executed in counterparts.

Please return a countersigned copy of this to confirm your understanding and acceptance of the above.

Sincerely,

CUREVAC AG

/s/ Dr. Franz-Werner Haas
By:	Dr. Franz-Werner Haas
Title:	Active CEO/COO

/s/ Pierre Kemula
By:	Pierre Kemula
Title:	CFO

[signature of GSK and BMGF follow on next page]

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By signing below, the parties agree to be bound by the terms of the letter agreement regarding the alignment between the Global Access Commitments Agreement between CureVac and BMGF and the collaboration and license agreement between CureVac and GSK in the field of mRNA-based vaccines and monoclonal antibody therapies against infectious diseases.

BILL & MELINDA GATES FOUNDATION

/s/ Carolyn Ainslie
By:	Carolyn Ainslie
Title:	Chief Financial Officer

GLAXOSMITHKLINE BIOLOGICALS SA

By:
Title:

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By signing below, the parties agree to be bound by the terms of the letter agreement regarding the alignment between the Global Access Commitments Agreement between CureVac and BMGF and the collaboration and license agreement between CureVac and GSK in the field of mRNA-based vaccines and monoclonal antibody therapies against infectious diseases.

BILL & MELINDA GATES FOUNDATION

By:	Carolyn Ainslie
Title:	Chief Financial Officer

GLAXOSMITHKLINE BIOLOGICALS SA

/s/ Authorized Signatory	/s/ Authorized Signatory
By: Authorized Signatory	By: Authorized Signatory

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Appendix A

BMGF Agreements

[*****]

Seite 10

[*****]

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Appendix B

[*****]

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